Exhibit 10.18

SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this “Second Amendment”) is effective this October 11, 2022 (“Second Amendment Effective Date”) by and between CEDARS-SINAI MEDICAL CENTER, a California nonprofit public benefit corporation (“CSMC”), and ENVIRO THERAPEUTICS INC., a California corporation (“Licensee”).

WHEREAS, CSMC and Licensee entered into that certain Exclusive License Agreement for Patent Rights in CSMC proprietary technology titled “Sensitization of Tumors to Therapies Through Endoglin Antagonism” dated June 2, 2021, as amended by the First Amendment to Exclusive License Agreement dated April 18, 2022 (collectively, the “Agreement”); and

WHEREAS, CSMC and Licensee wish to amend the Agreement as set forth below,

NOW, THEREFORE, the parties hereby agree as follows:

1.	Defined Terms. All capitalized terms used herein that are not otherwise defined shall have the same meanings set forth in the Agreement.

2.	Amendment to the Agreement. CSMC and Licensee acknowledge that, as of the Second Amendment Effective Date, none of the payments due to CSMC under Sections 4.1(a), 4.1(b), and 4.1(c) of the Agreement have been paid by Licensee to CSMC. Section 4.1(d) is deleted in its entirety and replaced with the following:

(d) Extension of Payment Deadline. Notwithstanding the deadlines set forth in Sections 4.1(a), 4.1(b) and 4.1(c), subject to the contemporaneous payment of all late charges, in accordance with Section 4.2(i)(vi), calculated from August 1, 2021 (i.e., thirty (30) days after the amounts were originally due under the Agreement) through the date that payments are actually made, the deadline for payment of all amounts due and payable under Sections 4.1(a), 4.1(b), and 4.1(c) is extended to March 30, 2023.

3.	Ratification of Agreement. Except as modified by this Second Amendment, the parties hereby ratify, reaffirm and reapprove all of the terms, covenants and conditions of the Agreement. Any further alteration or modification of the provisions of the Agreement shall not be effective unless and until reduced to writing and executed by the parties.

4.	Further Assurances. Each of the parties shall execute such further documents and instruments and do all such further acts as may be necessary or required in order to effectuate the intent and accomplish the purposes of this Second Amendment.

5.	Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart signature pages delivered by facsimile or similar electronic transmission (including via e-mail in PDF format or via DocuSign) shall be deemed binding as originals.

1

IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment as of the Second Amendment Effective Date.

CEDARS-SINAI MEDICAL CENTER		ENVIRO THERAPEUTICS INC.

By:	/s/ James D. Laur, JD	By:	/s/ John S. Yu
Name:	James D. Laur, JD	Name:	John S. Yu
Title:	VP, Intellectual Property	Title:	CEO
Date:	10/11/2022	Date:	October 11, 2022

2